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[COOPERS & LYBRAND LETTERHEAD]
                                                                      EXHIBIT 15





Ford Holdings, Inc.
The American Road
Dearborn, Michigan


Re:   Ford Holdings, Inc. Registration Statement on Form S-3


We are aware that our reports dated April 27, 1994, July 27, 1994 and October 26, 1994 accompanying the unaudited interim financial information of Ford Holdings, Inc. for the periods ended March 31, 1994 and 1993, for the periods ended June 30, 1994 and 1993 and for the periods ended September 30, 1994 and 1993 and included in Ford Holdings, Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, respectively, are incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.




/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
December 5, 1994